EXHIBIT 4.13

PREPARED OUT OF STATE AND                            LOAN NO. 6 103 651
UPON RECORDATION RETURN
TO:

Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia  30309-3424
Attn:  Christina K. Braisted

                         ASSIGNMENT OF LEASES AND RENTS

         THIS ASSIGNMENT OF LEASES AND RENTS (this "ASSIGNMENT") is made as of September 27, 1999, by CRIT-NC, LLC, a Virginia limited liability company having its principal office and place of business at 306 East Main Street, Richmond, Virginia 23219 ("BORROWER"), to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an office at Two Ravinia Drive, Suite 1400, Atlanta, Georgia 30346 ("LENDER").

                                    RECITALS:

A. Borrower is the sole owner of (a) the premises located in Wake County, North Carolina, more particularly described in Exhibit A attached hereto and incorporated herein ("PROPERTY") and (b) the landlord's interest under the leases described in Exhibit B attached hereto and incorporated herein ("SPECIFIC LEASES");

B. Lender has made a loan to Borrower in the principal sum of Twenty-Two Million Nine Hundred Fifty Thousand and No/100 Dollars ($22,950,000.00) ("LOAN") evidenced by that certain Promissory Note dated as of the date of this Assignment ("NOTE") and secured by, among other things, that certain Deed of Trust and Security Agreement executed by Borrower in favor of Lender dated as of the date of this Assignment and to be recorded in the real estate records of Mecklenburg County, North Carolina ("INSTRUMENT") (capitalized terms used without definition shall have the meanings ascribed to them in the Instrument) and the Documents; and

C. Lender was willing to make the Loan to Borrower only if Borrower assigned the Leases and Rents to Lender in the manner provided below to secure payment of the Obligations.

         IN CONSIDERATION of the principal sum of the Note and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower agrees as follows:

1. Assignment. Borrower irrevocably, absolutely and unconditionally assigns, transfers, and sets over to Lender all of the right, title, interest, and estates that Borrower may now or later have in, to and under (a) the Leases (which term shall also include the Specific Leases and all guaranties thereof);
(b) the Rents; (c) all proceeds from the cancellation, surrender, sale or other disposition of the Leases; (d) the right to collect and receive all the Rents; and (e) the right to enforce and exercise, whether at law or in equity or by any other means, all terms and conditions of the Leases ("LEASE PROVISIONS"). This assignment is intended by Borrower and Lender to constitute a present, absolute assignment and not a collateral assignment for additional security only. upon full payment and satisfaction of the Obligations and written request by Borrower, Lender shall transfer, set over, and assign to Borrower all right, title, and interest of Lender in, to, and under the Leases and the Rents.

2. Borrower's License. Until an Event of Default occurs, Borrower shall have a revocable license ("LICENSE") from Lender to exercise all rights extended to the landlord under the Leases. Borrower shall hold the Rents, or an amount sufficient to discharge all current sums due on the Obligations, in trust for use in the payment of the Obligations. Upon an Event of Default, whether or not legal proceedings have commenced and without regard to waste, adequacy of security for the Obligations or the solvency of Borrower, the license shall automatically terminate without notice by Lender (any such notice being expressly waived by Borrower). Upon such termination, Borrower shall deliver to Lender within seven (7) days (a) all Rents (including prepaid Rents) held by Borrower, (b) all unapplied security or other deposits paid pursuant to the Leases, and (c) all previously paid charges for services, facilities or escalations, to the extent, in each of the foregoing instances, allocable to any period after the Event of Default. Borrower agrees and stipulates that upon execution of this Assignment, Borrower's only interest in the Leases or Rents is as a licensee revocable upon an Event of Default.

3.       Lender as Creditor  of  Tenant.  Upon  execution  of  this  Assignment,
Lender, and not Borrower, shall be the creditor of any Tenant in respect of assignments for the benefit of creditors and bankruptcy, reorganization, insolvency, dissolution or receivership proceedings affecting any such Tenant; provided, however, that Borrower shall be the party obligated to make timely filings of claims in such proceedings or to otherwise pursue creditor's rights therein. Notwithstanding the foregoing, Lender shall have the right, but not the obligation, to file such claims instead of Borrower and if Lender does file a claim, Borrower agrees that Lender (a) is entitled to all distributions on such claim to the exclusion of Borrower and (b) has the exclusive right to vote such claim and otherwise to participate in the administration of the estate in connection with such claim. Lender shall have the option to apply any monies received by it as such creditor to the Obligations in the order set forth in the Documents. If a petition is filed under the Bankruptcy Code by or against Borrower, and Borrower, as landlord under any Lease, decides to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Lender at least ten (10) days' prior written notice of the date when Borrower shall apply to the bankruptcy court for authority to reject the Lease. Lender may, but shall not be obligated to, send Borrower within such ten-day period a written notice stating that (a) Lender demands that Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code and
(b) Lender covenants to cure or provide adequate assurance of future performance under the Lease. If Lender sends such notice, Borrower shall not reject the Lease provided Lender complies with clause (b) of the preceding sentence.

4. Notice to Tenant of an Event of Default. upon demand and notice of an Event of Default by Borrower sent by Lender to Tenants, Borrower irrevocably authorizes each Tenant to (a) pay all Rents to Lender and (b) rely upon any such notice from Lender without any obligation to inquire as to the actual existence of the default, notwithstanding any claim of Borrower to the contrary. Borrower shall have no claim against any Tenant for any Rents paid by Tenant to Lender.

5. Indemnification of Lender. Borrower hereby agrees to indemnify and hold Lender harmless from any and all Losses that Lender may incur under the Leases or by reason of this Assignment, except for Losses incurred as a direct result of Lender's willful misconduct or gross negligence. Nothing in this Assignment shall be construed to bind Lender to the performance of any Lease provisions or to otherwise impose any liability on Lender including, without limitation, any liability under covenants of quiet enjoyment in the Leases in the event that any Tenant shall have been joined as party defendant in any action to foreclose the Instrument and shall have been barred thereby of all right, title, interest, and equity of redemption in the premises. This Assignment imposes no liability upon Lender for the operation and maintenance of the Property or for carrying out the terms of any Lease before Lender has entered and taken actual possession and complete control of all operations of the Property. Any Losses incurred by Lender, by reason of actual entry and taking possession under any Lease or this Assignment or in the defense of any claims shall, at Lender's request, be reimbursed by Borrower. Such reimbursement shall include interest at the Default Rate and Costs. Lender may, upon entry and taking of possession, collect the Rents and apply them to reimbursement for any such items.

6.       Representations  and Warranties.  Borrower represents and warrants that
(a) Borrower is the absolute owner of the lessor's interest in the Leases, (b) Borrower has the right, power and authority to assign, transfer, and set over all of its right, title and interest in, to and under the Leases and Rents and no other person (other than the respective Tenants) has any right, title or interest therein, (c) the Leases are valid and in full force and effect and have not been materially modified, amended or terminated, nor have any of the terms and conditions of the Leases been waived, except as stated in the Leases, (d) there are no outstanding assignments or pledges of the Leases or Rents, (d) there are no outstanding leasing commissions due under the Leases for the initial term or for any extensions, renewals or expansions, (f) except as disclosed to Lender in writing, there are no existing defaults or, to any material extent, any state of facts which, with the giving of notice and/or passage of time, would constitute a default under the Leases by either party,
(g) no Tenant has any defense, set-off or counterclaim against Borrower to any material extent, (h) each Tenant is in possession and paying Rent and other charges as provided in its Lease, (i) no Rents have been or will later be anticipated, discounted, released, waived, compromised or otherwise discharged, except in the ordinary course of Borrower's exercise of prudent management decisions, so long as such decisions are customary and reasonable for apartment owners, or as may be expressly permitted by the Lease, (j) except as specified in the Leases and shown on the rent roll delivered to Lender in connection with the funding of the Loan (the "RENT ROLL"), there are no (i) unextinguished rent concessions, abatements or other inducements relating to the Leases or (ii) options or other rights to acquire any interest in the Property in favor of any Tenant, and (k) the Rent Roll discloses all currently existing Leases and is true, complete and accurate in all respects.

7. New Leases, Amendments and Terminations. Borrower may (a) terminate any Lease that is in default, (b) enter into new, bona-fide, arm's length Leases (or renew existing Leases) provided each Lease satisfies the minimum leasing requirements in Exhibit C attached hereto and incorporated herein and is on Borrower's standard form lease (approved by Lender) with no modifications that increase the obligations of the landlord, and (c) take such actions as are customary and reasonable for apartment owners. Upon Lender's request and at Borrower's expense, Borrower shall (i) promptly deliver to Lender copies of all notices of default Borrower has sent to any Tenant, (ii) enforce the Leases and all remedies available to Borrower upon any Tenant's default,
(iii) deliver to Lender copies of all papers served in connection with any such enforcement proceedings, and (iv) consult with Lender, its agents and attorneys with respect to the conduct thereof. Borrower shall not enter into any settlement of any such proceeding without Lender's prior written consent except in the ordinary course of business, and so long as such actions are reasonable and customary for apartment owners.

8. Covenants. Borrower shall not, except with the prior written consent of Lender in each instance, (a) sell, assign, pledge, mortgage or otherwise transfer or encumber (except hereby) any of the Leases, Rents or any right, title or interest of Borrower therein; (b) except in the ordinary course of business, and so long as such actions are reasonable and customary for apartment owners, accept prepayments of any Rents for a period of more than one (1) month in advance of the due dates thereof; (c) in any manner intentionally or materially impair the value of the Property or the benefits to Lender of this Assignment; (d) except as otherwise permitted in this Assignment, waive, excuse, condone, discount, set off, compromise, or in any manner release or discharge any Tenant from any of its obligations under the Leases except in the ordinary course of business, and so long as such actions are reasonable and customary for apartment owners; (e) except as otherwise permitted herein, enter into any settlement of any action or proceeding arising under, or in any manner connected with, the Leases or with the obligations of the landlord or the Tenants thereunder except in the ordinary course of business, and so long as such actions are reasonable and customary for apartment owners; or (f) modify, cancel or terminate any guaranties under any Lease except in the ordinary course of business, and so long as such actions are reasonable and customary for apartment owners. Borrower shall, at its sole cost and expense, duly and timely keep, observe, perform, comply with and discharge all of the material obligations of the landlord under the Leases, or cause the foregoing to be done, and Borrower shall not take any actions that would, either presently or with the passage of time, cause a default by Borrower under any of the Leases.

9.       No  Merger.  Each  Lease  shall  remain  in  full  force  and   effect,
notwithstanding any merger of Borrower's and Tenant's interest thereunder.

10. Documents Incorporated. The terms and conditions of the Documents are incorporated into this Assignment as if fully set forth in this Assignment.

11. WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ACTS OR OMISSIONS OF LENDER IN CONNECTION THEREWITH.

         IN WITNESS WHEREOF, Borrower has duly executed this Assignment as of the date first above written.

                                    BORROWER:

                                    CRIT-NC, LLC, a Virginia limited
                                    liability company (SEAL)

                                    By:   CORNERSTONE REALTY
                                          INCOME TRUST, INC., a
                                          Virginia corporation, Managing
                                          Member

Attest:  /s/  David S. McKenney           By:  /s/  Stanley J. Olander, Jr.
         ---------------------------           ---------------------------------
         Name:  David S. McKenney              Name:  Stanley J. Olander, Jr.
                --------------------                  --------------------------
         Title: Assistant Secretary           Title:  Chief Financial Officer
                --------------------                  --------------------------


         [CORPORATE SEAL]

                                 ACKNOWLEDGMENT

STATE OF VIRGINIA

CITY OF RICHMOND

         I, a Notary Public of the County and State aforesaid, certify that David S. McKenney personally came before me this day and acknowledged that (s)he is an Assistant Secretary of Cornerstone Realty Income Trust, a Virginia corporation, which is the Managing Member of CRIT-NC, LLC, a Virginia limited liability company, and that by authority duly given and as the act of the company, the foregoing instrument was signed in its name by its duly authorized Chief Financial Officer as the act and deed of the corporation on behalf of the limited liability company.

         Witness my hand and official stamp or seal this 27th day of September, 1999.

                                             /s/  Jacquelyn B. Owens
                                             -----------------------------------
                                             Notary Public

My Commission Expires:  6/30/03
                       ---------

      [NOTARY SEAL]

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                                                     (St. Regis)

BEGINNING AT AN EXISTING IRON PIPE LOCATED IN THE EASTERN RIGHT OF WAY OF INTERSTATE 40, SAID IRON BEING S 41(DEGREE) 50' 23" E 1,731.98' FROM NCGS MONUMENT "CARY MALL", SAID MONUMENT HAVING NC GRID COORDINATES N-739,227.5142 E-2,074,232.4091; THENCE FROM THE POINT OF BEGINNING ALONG THE SOUTHERN PROPERTY LINE OF WESTERN BLVD. L.L.C. AS DESCRIBED IN D.B. 6927 PG. 115, N 61(DEGREE) 36' 07" E 707.54' TO AN EXISTING IRON PIPE IN THE WESTERN RIGHT OF WAY OF FARMGATE ROAD (60' PUBLIC RIGHT OF WAY)): THENCE ALONG THE RIGHT OF WAY OF FARMGATE ROAD ON A CURVE TO THE LEFT HAVING A RADIUS OF 420.95', AN ARC LENGTH OF 425.68', AND A CHORD BEARING AND DISTANCE OF S 44(DEGREE) 17' 42" E 407.78' TO AN EXISTING IRON PIPE; THENCE LEAVING SAID RIGHT OF WAY AND ALONG THE NORTHWESTERN PROPERTY LINE OF SUNPOINTE CONDOMINIUMS AS DESCRIBED IN D.B. 3567 PG. 521, S42(DEGREE) 32' 32" W 112.09' TO AN EXISTING IRON PIPE; THENCE ALONG SAID LINE S 27(DEGREE) 27' 46" W 173.53' TO AN EXISTING IRON PIPE; THENCE ALONG THE NORTHWESTERN PROPERTY LINE OF SUNPOINTE CONDOMINIUMS AS DESCRIBED IN D.B. 3652 PG. 430, S 33(DEGREE) 12' 51" W 128.02' TO AN EXISTING IRON PIPE; THENCE ALONG SAID LINE S 33(DEGREE) 24' 01" W 148.67' TO AN EXISTING IRON PIPE, THENCE S 20(DEGREE) 54' 44" W 295.85' TO AN EXISTING IRON PIPE IN THE EASTERN RIGHT OF WAY OF INTERSTATE 40, THENCE ALONG SAID RIGHT OF WAY ON A CURVE TO THE RIGHT HAVING A RADIUS OF 7,439.44', AN ARC LENGTH OF 560.61', AND A CHORD BEARING AND DISTANCE OF N 38(DEGREE) 31' 09" W 560.48' TO A RIGHT OF WAY MONUMENT; THENCE N 35(DEGREE) 40' 06" W 187.40' TO A RIGHT OF WAY MONUMENT; THENCE N 18(DEGREE) 02' 21" W 114.36' TO THE POINT OF BEGINNING CONTAINING 10.358 ACRES.

Said property is described according to plat of ALTA/ACSM Land Title Survey by M.M. Weeks Land Surveying, dated October 27, 1997 and last revised August 30, 1999, which plat is incorporated by this reference for purposes of this description.

                                                               (Remington Place)

         BEGINNING AT AN EXISTING IRON PIPE LOCATED IN THE WESTERN RIGHT OF WAY LINE OF LAKE DAM ROAD, SAID IRON PIPE ALSO BEING LOCATED N 22(DEGREE) 29' 44" E, 417.21 FEET FROM NCGS "LAKE DAM" (Y=728550.112 AND
         X=2086847.21); RUNS THENCE FROM SAID POINT OF BEGINNING ALONG AND WITH THE NORTHERN RIGHT OF WAY LINE OF THE I-440 BELTLINE RAMP A COURSE OF S81(DEGREE) 31' 29" W FOR A DISTANCE OF 70.40 FEET TO A NCDOT RIGHT OF WAY MONUMENT; THENCE CONTINUING WITH THE LINE OF SAID RAMP A COURSE OF N 77(DEGREE) 24' 07" W FOR A DISTANCE OF 481.83 FEET TO AN EXISTING IRON PIPE; THENCE DEPARTING SAID RAMP AND WITH THE LINE OF THE CITY OF RALEIGH (LAKE JOHNSON CITY PARK) THE FOLLOWING EIGHT (8) COURSES
         1) A COURSE OF N 17(DEGREE)22' 32" W FOR A DISTANCE OF 141.99 FEET TO AN EXISTING IRON PIPE;
         2) A COURSE OF N 8(DEGREE)37' 31" E FOR A DISTANCE OF 140.05 FEET TO AN EXISTING IRON PIPE;
         3) A COURSE OF N 35(DEGREE)37' 04" E FOR A DISTANCE OF 124.95 FEET TO AN EXISTING IRON PIPE;
         4) A COURSE OF N 87(DEGREE)33' 56" E FOR A DISTANCE OF 333.93 FEET TO AN EXISTING IRON PIPE;
         5) A COURSE OF N 88(DEGREE)17' 57" E FOR A DISTANCE OF 19.86 FEET TO AN EXISTING IRON PIPE;
         6) A COURSE OF N 24(DEGREE)27' 08" E FOR A DISTANCE OF 256.35 FEET TO AN EXISTING IRON PIPE;
         7) A COURSE OF N 33(DEGREE)00' 07" E FOR A DISTANCE OF 503.99 FEET TO AN EXISTING IRON PIPE;
         8) A COURSE OF N 24(DEGREE) 08' 03" E FOR A DISTANCE OF 445.63 FEET TO AN EXISTING IRON PIPE IN THE WESTERN RIGHT OF WAY LINE OF LAKE DAM ROAD (PUBLIC, 60' R/W); THENCE A COURSE OF N 24(DEGREE) 25' 18" E FOR A DISTANCE OF 14.05 FEET TO AN EXISTING IRON PIPE; THENCE A COURSE OF N 85(DEGREE) 56' 56" E FOR A DISTANCE OF 24.08 FEET TO A PK NAIL IN THE CENTERLINE OF SAID LAKE DAM ROAD; THENCE WITH THE CENTERLINE OF SAID LAKE DAM ROAD THE FOLLOWING ELEVEN (11) COURSES:
         1) A COURSE OF S 1(DEGREE)03' 28" E FOR A DISTANCE OF 298.38 FEET TO A PK NAIL;
         2) A COURSE OF S 0(DEGREE)51' 19" E FOR A DISTANCE OF 138.69 FEET TO A PK NAIL;
         3) A COURSE OF S 0(DEGREE)35' 42" E FOR A DISTANCE OF 95.82 FEET TO A PK NAIL;
         4) A COURSE OF S 0(DEGREE)39' 03" W FOR A DISTANCE OF 104.60 FEET TO A PK NAIL;
         5) A COURSE OF S 6(DEGREE)33' 35" W FOR A DISTANCE OF 102.72 FEET TO A PK NAIL;
         6) A COURSE OF S 12(DEGREE)41' 16" W FOR A DISTANCE OF 98.19 FEET TO A PK NAIL;
         7) A COURSE OF S 17(DEGREE)46' 18" W FOR A DISTANCE OF 96.73 FEET TO A PK NAIL;
         8) A COURSE OF S 23(DEGREE)00' 25" W FOR A DISTANCE OF 92.71 FEET TO A PK NAIL;
         9) A COURSE OF S 27(DEGREE)40' 21" W FOR A DISTANCE OF 92.48 FEET TO A PK NAIL;
         10) A COURSE OF S 28(DEGREE)35' 34" W FOR A DISTANCE OF 126.83 FEET TO A PK NAIL;
         11) A COURSE OF S 28(DEGREE) 42' 47" W FOR A DISTANCE OF 213.50 FEET TO A PK NAIL; THENCE A COURSE OF N 61(DEGREE) 25' 55" W FOR A DISTANCE OF
         29.35 FEET TO A NCDOT RIGHT OF WAY MONUMENT; THENCE A COURSE OF N 61(DEGREE) 27' 41" W FOR A DISTANCE OF 30.08 FEET TO A NCDOT RIGHT OF WAY MONUMENT; THENCE WITH THE WESTERN RIGHT OF WAY LINE OF LAKE DAM ROAD (AT THIS POINT 59 FEET FROM CENTERLINE) A COURSE OF S 28(DEGREE) 34' 34" W FOR A DISTANCE OF 224.84 FEET TO AN EXISTING IRON PIPE, THE POINT AND PLACE OF BEGINNING AND CONTAINING 14.637 ACRES, MORE OR LESS.

Said property is described according to plat of As Built Survey for Cornerstone Realty Income Trust, Inc. prepared by Murphy Hobson Sacks, Professional Land Surveyors, dated August 1999, which plat is incorporated by this reference for purposes of this description.

                                    Exhibit B

                              DESCRIPTION OF LEASES

         All  leases,  subleases,  lettings  and  licenses of or  affecting  the
Property, now or hereafter in effect, and all amendments, extensions, modifications, replacements or revenues thereof, including, but not limited to, leases of the Property to the tenants listed on the rent roll attached to that certain Closing Certification executed by Borrower in favor of Lender of even date herewith.

                                    Exhibit C

                          MINIMUM LEASING REQUIREMENTS

All additional Leases and renewal Leases covering the Property shall satisfy the following conditions:

         1. Minimum (original or renewal) Term: Twelve (12) month minimum, but with respect to the entire Portfolio securing the Loan (as defined in the Instrument) up to thirty-five percent (35%) of the total units at any one time may be leased to tenants for a term of less than twelve (12) months, of which up to thirteen percent (13%) of the total units at any one time may be leased for original or renewal terms of less than six (6) months.

         2.       Rental   Basis:   Monthly  rent  with   electricity   and,  if
                  applicable, gas heating and cooking separately metered to tenants.